Exhibit 10.11

DEMAND NOTE

U.S. $500,000	May 5, 2008

FOR VALUE RECEIVED, the undersigned, Granahan McCourt Acquisition Corporation, a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay, as provided below, to David C. McCourt (the “Lender”), the principal sum of five hundred thousand U.S. dollars ($500,000), by wire transfer of immediately available funds.  No interest shall accrue on the unpaid principal balance of this Demand Note.  Capitalized terms used and not defined herein shall have the meanings set forth in Borrower’s fourth amended and restated certificate of incorporation.

The aggregate outstanding principal amount of this Demand Note (this “Demand Note”) shall be due and payable in cash on the earliest of (a) one (1) business day following the Lender’s written demand to Borrower for such payment, (b) upon consummation of a Business Combination and (c) upon liquidation of the Trust Fund (the “Maturity Date”).  This Demand Note may be prepaid in whole or in part without penalty by the Borrower at any time.

The following shall constitute events of default (each, an “Event of Default”) for purposes of this Demand Note: (i) a default by Borrower in the payment of the principal of this Demand Note when due and payable if such default is not cured by Borrower within two (2) days after Lender has given Borrower written notice of such default; (ii) the institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal bankruptcy laws, or any other applicable law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by Borrower in furtherance of any such action; and (iii) if, within thirty (30) days after the commencement of an action against Borrower seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of Borrower or all orders or proceedings thereunder affecting the operations or the business of Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within thirty (30) days after the appointment without the consent or acquiescence of Borrower of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower, such appointment shall not have been vacated; provided that the adoption of a plan of dissolution and distribution and its implementation by the Borrower’s board of directors that is approved by its stockholders due to the failure of Borrower to complete a Business Combination shall not in any instance be deemed an Event of Default hereunder.  If an Event of Default shall occur, Lender may declare this Demand Note and all amounts payable hereunder to be forthwith due and payable, whereupon this Demand Note and all such amounts shall become forthwith due and payable.

Notwithstanding anything to the contrary contained hererin, Lender hereby acknowledges and agrees that, prior to a Business Combination, Lender shall have no right, title or interest in or to any of the funds in the Trust Fund, notwithstanding the fact that such funds were received for the purchase and sale of securities of Borrower, or any funds distributed from the Trust Fund other than in a Business Combination Distribution (as defined below), and that Lender’s sole recourse for repayment of any and all amounts due under this Demand Note shall be against the assets or properties of Borrower never deposited into the Trust Fund or distributed to Borrower from the Trust Fund in a Business Combination Distribution. Lender hereby irrevocably waives any claim Lender may have to funds in the Trust Fund, and any funds distributed from the Trust Fund other than in a Business Combination Distribution, at law or in equity, and agrees not to make any such claim. A “Business Combination Distribution” means a distribution from the Trust Fund in connection with the consummation of a Business Combination.

Time is of the essence for the performance and observance of each agreement and obligation of Borrower hereunder.

This Demand Note and its validity, construction and performance shall be governed in all respects by the laws of the State of New York applicable to contracts entered into and to be performed wholly within said State.

Borrower hereby waives diligence, presentment, protest, demand and notice of every kind.  This Demand Note may not be amended, modified, changed or terminated orally.  This Demand Note shall bind the legal representatives, successors and permitted assigns of the undersigned and shall inure to the benefit of the Lender and its successors and assigns.  Each provision of this Demand Note shall survive until all amounts due hereunder are paid in full as described herein, shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law.  If a court deems any provision hereof invalid, the remainder of this Demand Note shall remain in effect.

IN WITNESS WHEREOF, the undersigned, by its authorized officer, has duly executed this Demand Note as of the day and year first above written.

GRANAHAN MCCOURT ACQUISITION CORPORATION

By:	/s/ Patrick Tangney

	Name:	Patrick Tangney
	Title:	Chief Financial Officer

Accepted and agreed:

DAVID C. MCCOURT

/s/ David C. McCourt